UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2015

ODYSSEY MARINE EXPLORATION, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31895	84-1018684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5215 West Laurel Street

Tampa, Florida 33607

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (813) 876-1776

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on January 2, 2015, the Board of Directors (the “Board”) of Odyssey Marine Exploration, Inc. (the “Company”) adopted the 2015 Stock Incentive Plan (the “Plan”), subject to stockholder approval. The Plan provides for the grant of incentive stock options, non-qualified stock options, restricted stock awards, restricted stock units and stock appreciation rights in respect of shares of the Company’s common stock.

Effective as of April 7, 2015, the Board adopted amendments to the Plan to provide that:

•	the execution and delivery of the Stock Purchase Agreement dated as of March 11, 2015, by and among the Company, Penelope Mining LLC, and Minera del Norte S.A. de C.V. (the “Purchase Agreement”), the consummation of the transactions contemplated by the Purchase Agreement, or the performance by the Company of its obligations under the Purchase Agreement, shall not constitute a “Change in Control” for purposes of the Plan or any individual award agreement evidencing an award;

•	shares tendered or withheld to pay the exercise price of a stock option granted under the Plan or to satisfy the tax withholding obligations associated with an award granted under the Plan, shares subject to a stock appreciation right granted under the Plan that were not issued in connection with its share settlement upon the exercise of such stock appreciation right, and shares purchased by the Company on the open market with the proceeds from the exercise of a stock option, are not available for reissuance under the Plan; and

•	notwithstanding any provision in the Plan to the contrary, for grants of options or awards under the Plan intended to comply with Section 162(m) of the Internal Revenue Code, the maximum aggregate number of shares with respect to one or more awards that may be granted to any one person during any calendar year shall be 1,000,000, and the maximum aggregate amount of cash that may be paid to any person during any calendar year with respect to one or more awards payable in cash shall be $2,000,000, and the maximum number of shares that may be used for incentive stock options under the Plan shall be 5,400,000.

The Plan, as amended, will be submitted to the Company’s stockholders for approval at the 2015 annual meeting of stockholders.

Item 8.01	Other Events.

The Company has received an additional loan of $6.0 million from Minera del Norte, S.A. de C.V. (the “Lender”) pursuant to the Stock Purchase Agreement dated as of March 11, 2015 (the “Purchase Agreement”), among the Company, the Lender, and Penelope Mining LLC. Additional information regarding the Purchase Agreement and the transactions contemplated thereby is set forth in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on March 13, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ODYSSEY MARINE EXPLORATION, INC.

Dated: April 10, 2015	By:	/s/ Philip S. Devine
Philip S. Devine
Chief Financial Officer